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                                                                    Exhibit 10.4



                        AMENDMENT TO EMPLOYMENT AGREEMENT


      Pursuant to the approval of the Company's Human Resources Committee on February 21, 2001, and in consideration of the mutual covenants herein, the Employment Agreement of Gary W. Loveman dated May 4, 1998, is amended as follows:

      1.    Paragraph 5 is amended to read:

            "5. TERM. The term of this Agreement shall begin May 4, 1998 and end December 31, 2002."

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the 21st day of February, 2001.


Executive:                                  Harrah's Operating Company, Inc.

/s/ GARY W. LOVEMAN
-------------------
Gary W. Loveman                             By:/s/ MARILYN G. WINN
                                               --------------------
                                            Title: Sr. Vice President
                                            Human Resources